UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): DECEMBER 9, 2004

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)

1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)

(713) 629-7600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

     On December 9, 2004, we entered into an Underwriting Agreement with J.P. Morgan Securities Inc. and First Reserve Fund IX, L.P. (“First Reserve”) in connection with the secondary offering of 3,692,000 shares of our common stock at a price of $7.15 per share. First Reserve is offering all of the shares, and we will not receive any of the proceeds of the offering.

     The common stock has been offered pursuant to a prospectus supplement and the accompanying base prospectus filed with the SEC pursuant to Rule 424(b)(3) of the Securities Act in connection with a shelf takedown from our shelf Registration Statements on Form S-3 (Reg. No. 333-114938 and Reg. No. 333-119134).

     A copy of the Underwriting Agreement is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated December 9, 2004, among Quanta Services, Inc., J.P. Morgan Securities Inc. and First Reserve Fund IX, L.P.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2004

QUANTA SERVICES, INC.
By:	/s/ DANA A. GORDON
	Name:	Dana A. Gordon
	Title:	Vice President - General Counsel

Exhibit Index

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated December 9, 2004, among Quanta Services, Inc., J.P. Morgan Securities Inc. and First Reserve Fund IX, L.P.